Exhibit 99.1

June 23, 2006

Sothi Thillairajah
Chief Executive Officer
IPEX, Inc.
7825 Fay Avenue, Suite 254
La Jolla, CA 92037

Mr. Thillairajah:

I am tendering my resignation as Chief Financial Officer of IPEX, Inc. effective June 30, 2006.

I will be available to provide services as required to ease any transition issues. Further, I will be available to help IPEX, Inc. prepare the next 10Q report for the quarter ending June 30, 2006.

Prior to becoming an employee of IPEX, Inc, the Company had agreed to pay $125.00 per hour for my accounting services. I will reinstate that rate for any future services to be provided subsequent to 6/30/06.

I will require that the Company continue to indemnify any future services provided.

Regards,

/s/ Russell E. Ingledew
-------------------------
Russell E. Ingledew